UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2009

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

We lease approximately 100,000 square feet of laboratory and office space in our 130 Waverly Street corporate headquarters and approximately 192,000 square feet of laboratory and office space at 200 Sidney Street, located adjacent to our corporate headquarters.  These leases were scheduled to expire in 2010, with options to extend.

On January 12, 2009, we entered into amendments to these leases, with the landlords BMR-40 Erie Street LLC and BMR-200 Sidney Street LLC, to extend their terms.  The amended leases now all expire on December 31, 2015, with two options to extend for five year terms.

Item 2.02.  Results of Operations and Financial Condition.

On January 12, 2009, we issued a press release in which we provided information regarding our estimated 2008 net loss (including information regarding our aggregate stock-based compensation expense and restructuring expense for 2008) and our estimated cash, cash equivalents and marketable securities balance as of December 31, 2008.  A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description of Document

99.1	Press Release, dated January 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: January 15, 2009	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel